Exhibit 99.1

Federated Investors, Inc. Reports Fourth Quarter and Full-Year 2017 Earnings

•	Equity assets under management reach a record $68.1 billion

•	Fixed-income assets under management reach a record $64.2 billion

•	Board declares $0.25 per share quarterly dividend
(PITTSBURGH, Pa., Jan. 25, 2018) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $1.31 and net income of $131.8 million for Q4 2017. Full-year 2017 EPS was $2.87 and net income was $291.3 million. Federated's Q4 2017 and full-year 2017 results included $70.4 million of net income, representing $0.70 and $0.69 per share for Q4 2017 and full-year 2017, respectively, resulting from the enactment of the Tax Cuts and Jobs Act of 2017 (Tax Act).
Management believes adjusted EPS and adjusted net income, which are non-GAAP financial measures, are useful measures for investors to evaluate Federated's financial performance. The adjusted measures reflect what earnings would have been had the tax law changes not reduced the federal corporate income tax rate from 35 percent to 21 percent, resulting in a revaluation of Federated's net deferred tax liability. As such, Federated's Q4 2017 adjusted EPS was $0.61, up 17 percent from EPS of $0.52 for Q4 2016, and adjusted net income was $61.4 million, compared to net income of $55.8 million for Q4 2016. Full-year 2017 adjusted EPS was $2.18, up 7 percent from EPS of $2.03 for 2016, and adjusted net income was $220.9 million, compared to net income of $208.9 million for 20161.
Federated's total managed assets were $397.6 billion at Dec. 31, 2017, up $31.7 billion or 9 percent from $365.9 billion at Dec. 31, 2016 and up $33.9 billion or 9 percent from $363.7 billion at Sept. 30, 2017. Average managed assets for Q4 2017 were $382.0 billion, up $23.7 billion or 7 percent from $358.3 billion reported for Q4 2016 and up $21.5 billion or 6 percent from $360.5 billion reported for Q3 2017.
"In the fourth quarter, investors showed interest in our MDT and Kaufmann small-cap equity strategies," said J. Christopher Donahue, president and chief executive officer. "Also, continued investor demand for a range of quality fixed-income products helped fourth-quarter flows into high-yield and multisector bond funds."
Federated's board of directors declared a quarterly dividend of $0.25 per share. The dividend is payable on Feb. 15, 2018 to shareholders of record as of Feb. 8, 2018. During Q4 2017, Federated purchased 197,237 shares of Federated class B common stock for $4.6 million, bringing the total shares of Class B common stock purchased in 2017 to 1,841,800 shares      for $47.0 million.
Federated's equity assets were a record $68.1 billion at Dec. 31, 2017, up $5.7 billion or 9 percent from $62.4 billion at  Dec. 31, 2016 and up $1.0 billion or 1 percent from $67.1 billion at Sept. 30, 2017. Top-selling equity funds on a net basis during Q4 2017 were Federated MDT Small Cap Core Fund, Federated MDT Small Cap Growth Fund, Federated Kaufmann Small Cap Fund, Federated International Leaders Fund and Federated Muni and Stock Advantage Fund.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Reports Q4 and Full-Year 2017 Earnings	Page 2 of 10

Federated's fixed-income assets were a record $64.2 billion at Dec. 31, 2017, up $12.9 billion or 25 percent from $51.3 billion at Dec. 31, 2016 and up $11.4 billion or 22 percent from $52.8 billion at Sept. 30, 2017. Federated added $11.2 billion in fixed-income separate account assets in Q4 2017, which included a new advisory mandate from a large public institution. Top-selling fixed-income funds on a net basis during Q4 2017 included Federated Institutional High Yield Bond Fund, Federated Total Return Bond Fund, Federated Ultrashort Bond Fund, Federated Short-Intermediate Total Return Bond Fund and Federated Bond Fund.
Federated's money market assets were $265.2 billion at Dec. 31, 2017, up $13.0 billion or 5 percent from $252.2 billion at Dec. 31, 2016 and up $21.4 billion or 9 percent from $243.8 billion at Sept. 30, 2017. Money market mutual fund assets were $185.5 billion at Dec. 31, 2017, down $20.9 billion or 10 percent from $206.4 billion at Dec. 31, 2016 and up $7.6 billion or      4 percent from $177.9 billion at Sept. 30, 2017. Since Dec. 31, 2016, approximately $21 billion in money market assets have transitioned from Federated funds to Federated separate accounts. Federated's money market separate account assets were   $79.7 billion at Dec. 31, 2017, up $33.9 billion or 74 percent from $45.8 billion at Dec. 31, 2016 and up $13.7 billion or           21 percent from $66.0 billion at Sept. 30, 2017.
Financial Summary
Q4 2017 vs. Q4 2016
Revenue decreased by $11.6 million or 4 percent primarily due to a change in a customer relationship and a change in the mix of average money market assets. The decrease in revenue was partially offset by a decrease in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers) and an increase in revenue from higher average equity and fixed-income assets.
During Q4 2017, Federated derived 60 percent of its revenue from equity and fixed-income assets (43 percent from equity assets and 17 percent from fixed-income assets) and 40 percent from money market assets.
Operating expenses decreased by $17.6 million or 9 percent primarily due to a decrease in distribution expenses related to a change in a customer relationship and lower average money market fund assets, partially offset by an increase in distribution expenses related to a decrease in voluntary yield-related fee waivers.
Q4 2017 vs. Q3 2017
Revenue was flat, while operating expenses decreased by $2.1 million or 1 percent primarily due to a decrease in distribution expenses related to a change in the mix of average money market fund assets partially offset by increased professional service fee expenses.
2017 vs. 2016
Revenue decreased by $40.4 million or 4 percent primarily due to a change in the mix of average money market assets and a decrease in revenue resulting from a change in a customer relationship. The decrease in revenue was partially offset by a decrease in voluntary yield-related fee waivers and an increase in revenue from higher average equity and fixed-income assets.
During 2017, Federated derived 59 percent of its revenue from equity and fixed-income assets (42 percent from equity assets and 17 percent from fixed-income assets) and 41 percent from money market assets.
Operating expenses decreased by $46.3 million or 6 percent primarily due to a decrease in distribution expenses related to lower average money market fund assets and a change in a customer relationship, partially offset by an increase in distribution

Federated Reports Q4 and Full-Year 2017 Earnings	Page 3 of 10

expenses related to a decrease in voluntary yield-related fee waivers. The decrease in operating expenses is also attributable to a decrease in compensation and related expenses resulting from lower incentive compensation.
Nonoperating income, net increased by $5.2 million primarily due to an increase in net investment income principally resulting from related gains recorded on available-for-sale securities.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated will host an earnings conference call at 9 a.m. Eastern on Jan. 26, 2018. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time via the About Federated section of FederatedInvestors.com. A replay will be available from approximately 12:30 p.m. Eastern on Jan. 26, 2018 until Feb. 2, 2018 by calling 877-481-4010 (domestic) or 919-882-2331 (international) and entering access code 23407. An online replay will be available via FederatedInvestors.com for one year.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $397.6 billion in assets as of Dec. 31, 2017. With 108 funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 8,500 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 6 percent of equity fund managers in the industry, the top 8 percent of money market fund managers and the top 11 percent of fixed-income fund managers2. Federated also ranks as the fifth-largest SMA manager3. For more information, visit FederatedInvestors.com.
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1) Reconciliation of Non-GAAP Financial Measures (Adjusted EPS and Adjusted Net Income): For Q4 2017, GAAP EPS of $1.31, less $0.70 resulting from the revaluation of Federated's net deferred tax liability, results in an adjusted EPS of $0.61 and GAAP net income of $131.8 million, less $70.4 million resulting from the revaluation of Federated's deferred tax liability, results in an adjusted net income of $61.4 million. For full-year 2017, GAAP EPS of $2.87, less $0.69 resulting from the revaluation of Federated's net deferred tax liability, results in an adjusted EPS of $2.18, and GAAP net income of $291.3 million, less $70.4 million resulting from the revaluation of Federated's deferred tax liability, results in adjusted net income of $220.9 million.
2) Strategic Insight, Dec. 31, 2017. Based on assets under management in open-end funds.
3) Money Management Institute/Dover Financial Research, Q3 2017.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.

Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, performance, investor preferences and demand, asset flows and mix, fee arrangements with customers and expenses constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, sustain product demand, and asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q4 and Full-Year 2017 Earnings	Page 4 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q4 2016 to Q4 2017	Quarter Ended	% Change Q3 2017 to Q4 2017
	Dec. 31, 2017	Dec. 31, 2016		Sept. 30, 2017
Revenue
Investment advisory fees, net	$186,145	$195,063	(5)%	$184,886	1%
Administrative service fees, net—affiliates	49,051	51,466	(5)	47,461	3
Other service fees, net	43,116	43,375	(1)	45,968	(6)
Total Revenue	278,312	289,904	(4)	278,315	0

Operating Expenses
Distribution	80,408	101,785	(21)	84,838	(5)
Compensation and related	71,990	68,740	5	72,454	(1)
Professional service fees	8,922	8,001	12	6,948	28
Systems and communications	7,713	7,876	(2)	7,992	(3)
Office and occupancy	7,453	7,156	4	7,293	2
Travel and related	3,496	3,501	0	3,258	7
Advertising and promotional	2,771	3,771	(27)	2,345	18
Other	4,725	4,252	11	4,497	5
Total Operating Expenses	187,478	205,082	(9)	189,625	(1)
Operating Income	90,834	84,822	7	88,690	2

Nonoperating Income (Expenses)
Investment income, net	3,601	1,706	111	3,556	1
Debt expense	(1,239)	(1,055)	17	(1,250)	(1)
Other, net	(9)	48	NM	1	NM
Total Nonoperating Income, net	2,353	699	237	2,307	2
Income before income taxes	93,187	85,521	9	90,997	2
Income tax (benefit) provision[1]	(38,787)	28,292	(237)	33,756	(215)
Net income including the noncontrolling interests in subsidiaries	131,974	57,229	131	57,241	131
Less: Net income attributable to the noncontrolling interests in subsidiaries	164	1,387	NM	802	NM
Net Income	$131,810	$55,842	136%	$56,439	134%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[2,3]
Basic and diluted	$1.31	$0.52	152%	$0.56	134%
Weighted-average shares outstanding
Basic	97,084	98,280		97,128
Diluted	97,086	98,280		97,129
Dividends declared per share	$0.25	$1.25		$0.25

1)	Dec. 31, 2017 includes a reduction of $70.4 million resulting from the revaluation of the net deferred tax liability due to the enactment of the Tax Act.

2)	Dec. 31, 2017 includes an increase of $0.70 per share resulting from the revaluation of the net deferred tax liability due to the enactment of the Tax Act.

3)
Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $5.0 million, $4.5 million and $2.2 million available to unvested restricted shareholders for the quarterly periods ended Dec. 31, 2017, Dec. 31, 2016 and Sept. 30, 2017, respectively, was excluded from the computation of earnings per share.

Federated Reports Q4 and Full-Year 2017 Earnings	Page 5 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Year Ended
	Dec. 31, 2017	Dec. 31, 2016	% Change
Revenue
Investment advisory fees, net	$731,670	$766,825	(5)%
Administrative service fees, net—affiliates	188,814	211,646	(11)
Other service fees, net	182,440	164,900	11
Total Revenue	1,102,924	1,143,371	(4)

Operating Expenses
Distribution	342,779	383,648	(11)
Compensation and related	289,215	296,466	(2)
Systems and communications	31,971	31,271	2
Office and occupancy	29,258	27,379	7
Professional service fees	29,064	29,443	(1)
Travel and related	12,646	13,228	(4)
Advertising and promotional	11,166	14,522	(23)
Other	15,317	11,731	31
Total Operating Expenses	761,416	807,688	(6)
Operating Income	341,508	335,683	2

Nonoperating Income (Expenses)
Investment income, net	15,308	9,364	63
Debt expense	(4,772)	(4,173)	14
Other, net	(42)	60	NM
Total Nonoperating Income, net	10,494	5,251	100
Income before income taxes	352,002	340,934	3
Income tax provision[1]	57,101	119,420	(52)
Net income including the noncontrolling interests in subsidiaries	294,901	221,514	33
Less: Net income attributable to the noncontrolling interests in subsidiaries	3,560	12,595	NM
Net Income	$291,341	$208,919	39%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[2,3]
Basic and diluted	$2.87	$2.03	41%
Weighted-average shares outstanding
Basic	97,411	99,116
Diluted	97,412	99,117
Dividends declared per share	$1.00	$2.00

1)	Dec. 31, 2017 includes a reduction of $70.4 million resulting from the revaluation of the net deferred tax liability due to the enactment of the Tax Act.

2)	Dec. 31, 2017 includes an increase of $0.69 per share resulting from the revaluation of the net deferred tax liability due to the enactment of the Tax Act.

3)
Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $11.4 million and $7.6 million available to unvested restricted shareholders for the years ended Dec. 31, 2017 and Dec. 31, 2016, respectively, was excluded from the computation of earnings per share.

Federated Reports Q4 and Full-Year 2017 Earnings	Page 6 of 10

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Dec. 31, 2017	Dec. 31, 2016
Assets
Cash and other investments	$369,538	$301,149
Other current assets	67,736	58,611
Intangible assets, net, including goodwill	736,915	733,137
Other long-term assets	57,221	62,210
Total Assets	$1,231,410	$1,155,107

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$128,849	$162,538
Long-term debt	170,000	165,750
Other long-term liabilities	141,183	199,673
Redeemable noncontrolling interests	30,163	31,362
Equity excluding treasury stock	1,039,947	851,166
Treasury stock	(278,732)	(255,382)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,231,410	$1,155,107

Federated Reports Q4 and Full-Year 2017 Earnings	Page 7 of 10

Unaudited Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016
Equity funds
Beginning assets	$37,741	$37,225	$37,777	$36,231	$34,125
Sales	1,375	1,275	2,050	5,764	11,617
Redemptions	(2,090)	(2,058)	(3,462)	(9,589)	(11,159)
Net (redemptions) sales	(715)	(783)	(1,412)	(3,825)	458
Net exchanges	34	(58)	38	(38)	(41)
Acquisition-related	0	0	0	287	0
Market gains and losses[1]	1,041	1,357	(172)	5,446	1,689
Ending assets	$38,101	$37,741	$36,231	$38,101	$36,231

Equity separate accounts[2]
Beginning assets	$29,314	$28,562	$26,337	$26,150	$19,431
Sales[3]	1,257	1,426	2,299	6,447	10,773
Redemptions[3]	(1,445)	(1,343)	(1,825)	(6,617)	(5,469)
Net (redemptions) sales[3]	(188)	83	474	(170)	5,304
Net exchanges	0	0	(1)	0	0
Market gains and losses[1]	912	669	(660)	4,058	1,415
Ending assets	$30,038	$29,314	$26,150	$30,038	$26,150

Total equity[2]
Beginning assets	$67,055	$65,787	$64,114	$62,381	$53,556
Sales[3]	2,632	2,701	4,349	12,211	22,390
Redemptions[3]	(3,535)	(3,401)	(5,287)	(16,206)	(16,628)
Net (redemptions) sales[3]	(903)	(700)	(938)	(3,995)	5,762
Net exchanges	34	(58)	37	(38)	(41)
Acquisition-related	0	0	0	287	0
Market gains and losses[1]	1,953	2,026	(832)	9,504	3,104
Ending assets	$68,139	$67,055	$62,381	$68,139	$62,381

Fixed-income funds
Beginning assets	$41,214	$40,880	$39,796	$39,434	$37,989
Sales	3,675	3,424	4,182	14,814	14,624
Redemptions	(3,740)	(3,508)	(3,988)	(14,670)	(14,403)
Net (redemptions) sales	(65)	(84)	194	144	221
Net exchanges	(50)	53	(57)	(11)	(69)
Acquisition-related	0	0	0	148	0
Market gains and losses[1]	101	365	(499)	1,485	1,293
Ending assets	$41,200	$41,214	$39,434	$41,200	$39,434

Fixed-income separate accounts[2]
Beginning assets	$11,558	$11,627	$12,048	$11,880	$13,130
Sales[3]	12,096	163	460	12,750	1,164
Redemptions[3]	(892)	(389)	(380)	(2,377)	(3,097)
Net sales (redemptions)[3]	11,204	(226)	80	10,373	(1,933)
Net exchanges	0	0	1	(56)	1
Market gains and losses[1]	255	157	(249)	820	682
Ending assets	$23,017	$11,558	$11,880	$23,017	$11,880

Total fixed income[2]
Beginning assets	$52,772	$52,507	$51,844	$51,314	$51,119
Sales[3]	15,771	3,587	4,642	27,564	15,788
Redemptions[3]	(4,632)	(3,897)	(4,368)	(17,047)	(17,500)
Net sales (redemptions)[3]	11,139	(310)	274	10,517	(1,712)
Net exchanges	(50)	53	(56)	(67)	(68)
Acquisition-related	0	0	0	148	0
Market gains and losses[1]	356	522	(748)	2,305	1,975
Ending assets	$64,217	$52,772	$51,314	$64,217	$51,314
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q4 and Full-Year 2017 Earnings	Page 8 of 10

Unaudited Total Changes in Equity and Fixed-Income Assets
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2017	Sept. 30, 2017	Dec. 31, 2016	Dec. 31, 2017	Dec. 31, 2016

Funds
Beginning assets	$78,955	$78,105	$77,573	$75,665	$72,114
Sales	5,050	4,699	6,232	20,578	26,241
Redemptions	(5,830)	(5,566)	(7,450)	(24,259)	(25,562)
Net (redemptions) sales	(780)	(867)	(1,218)	(3,681)	679
Net exchanges	(16)	(5)	(19)	(49)	(110)
Acquisition-related	0	0	0	435	0
Market gains and losses[1]	1,142	1,722	(671)	6,931	2,982
Ending assets	$79,301	$78,955	$75,665	$79,301	$75,665

Separate accounts[2]
Beginning assets	$40,872	$40,189	$38,385	$38,030	$32,561
Sales[3]	13,353	1,589	2,759	19,197	11,937
Redemptions[3]	(2,337)	(1,732)	(2,205)	(8,994)	(8,566)
Net sales (redemptions)[3]	11,016	(143)	554	10,203	3,371
Net exchanges	0	0	0	(56)	1
Market gains and losses[1]	1,167	826	(909)	4,878	2,097
Ending assets	$53,055	$40,872	$38,030	$53,055	$38,030

Total assets [2]
Beginning assets	$119,827	$118,294	$115,958	$113,695	$104,675
Sales[3]	18,403	6,288	8,991	39,775	38,178
Redemptions[3]	(8,167)	(7,298)	(9,655)	(33,253)	(34,128)
Net sales (redemptions)[3]	10,236	(1,010)	(664)	6,522	4,050
Net exchanges	(16)	(5)	(19)	(105)	(109)
Acquisition-related	0	0	0	435	0
Market gains and losses[1]	2,309	2,548	(1,580)	11,809	5,079
Ending assets	$132,356	$119,827	$113,695	$132,356	$113,695
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Reports Q4 and Full-Year 2017 Earnings	Page 9 of 10

Unaudited Managed Assets (in millions)	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016
By Asset Class
Equity	$68,139	$67,055	$65,787	$64,770	$62,381
Fixed-income	64,217	52,772	52,507	51,780	51,314
Money market	265,214	243,840	242,096	245,198	252,213
Total Managed Assets	$397,570	$363,667	$360,390	$361,748	$365,908
By Product Type
Funds:
Equity	$38,101	$37,741	$37,225	$37,159	$36,231
Fixed-income	41,200	41,214	40,880	40,239	39,434
Money market	185,536	177,865	173,338	175,232	206,411
Total Fund Assets	$264,837	$256,820	$251,443	$252,630	$282,076
Separate Accounts:
Equity	$30,038	$29,314	$28,562	$27,611	$26,150
Fixed-income	23,017	11,558	11,627	11,541	11,880
Money market	79,678	65,975	68,758	69,966	45,802
Total Separate Account Assets	$132,733	$106,847	$108,947	$109,118	$83,832
Total Managed Assets	$397,570	$363,667	$360,390	$361,748	$365,908

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Dec. 31, 2017	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016
By Asset Class
Equity	$67,466	$66,127	$65,399	$63,780	$62,575
Fixed-income	64,351	52,631	52,291	51,802	51,526
Money market	250,197	241,749	242,298	247,591	244,197
Total Avg. Managed Assets	$382,014	$360,507	$359,988	$363,173	$358,298
By Product Type
Funds:
Equity	$37,926	$37,301	$37,325	$36,957	$36,667
Fixed-income	41,240	40,967	40,670	40,086	39,571
Money market	176,918	174,358	172,626	182,418	203,474
Total Avg. Fund Assets	$256,084	$252,626	$250,621	$259,461	$279,712
Separate Accounts:
Equity	$29,540	$28,826	$28,074	$26,823	$25,908
Fixed-income	23,111	11,664	11,621	11,716	11,955
Money market	73,279	67,391	69,672	65,173	40,723
Total Avg. Separate Account Assets	$125,930	$107,881	$109,367	$103,712	$78,586
Total Avg. Managed Assets	$382,014	$360,507	$359,988	$363,173	$358,298

Federated Reports Q4 and Full-Year 2017 Earnings	Page 10 of 10

Unaudited Average Managed Assets	Year Ended
(in millions)	Dec. 31, 2017	Dec. 31, 2016
By Asset Class
Equity	$65,693	$59,431
Fixed-income	55,269	51,161
Money market	245,459	252,346
Total Avg. Managed Assets	$366,421	$362,938
By Product Type
Funds:
Equity	$37,377	$35,846
Fixed-income	40,741	38,772
Money market	176,580	213,906
Total Avg. Fund Assets	$254,698	$288,524
Separate Accounts:
Equity	$28,316	$23,585
Fixed-income	14,528	12,389
Money market	68,879	38,440
Total Avg. Separate Account Assets	$111,723	$74,414
Total Avg. Managed Assets	$366,421	$362,938